                             BENEFICIAL CORPORATION

                          Medium-Term Notes, Series H
                          Due Nine Months or More From
                                 Date of Issue


                             DISTRIBUTION AGREEMENT



                                                     March 2, 1995



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1310

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York 10260-0060

UBS SECURITIES INC.
299 Park Avenue
New York, New York  10171-0026

Dear Sirs:

                  Beneficial Corporation (the "Company") confirms its agreement with each of you (you are hereinafter sometimes referred to individually as an "Agent" and collectively as the "Agents") with respect to the issue and sale by the Company of up to $3,000,000,000 aggregate principal amount, or aggregate initial issue price, of its Medium-Term Notes, Series H due nine months or more from date of issue (the "Notes"), or the equivalent thereof if any of the Notes is denominated in a foreign currency or






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currency unit. The Notes are to be issued pursuant to the First Supplemental and
Restated Indenture, dated as of December 1, 1990 (the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee").

                  The terms and conditions stated in Section 1 through 13 and Exhibits A, B and C of the form of Distribution Agreement between the Company and you relating to distribution of the Company's Medium-Term Notes filed with the Securities and Exchange Commission as Exhibit 1.2 to the Company's Registration Statement on Form S-3 (Reg. No. 33-51833) (herein called the "Standard Form Distribution Agreement"), a copy of which is attached hereto as Annex I, are incorporated herein by reference with the same force and effect, except as specifically amended herein, as though fully set out herein.

                  Subject to the terms and conditions of the Standard Form Distribution Agreement as so amended, the Company hereby (i) appoints each of you as agents of the Company for the purpose of soliciting purchases of the Notes from the Company by others and (ii) agrees that whenever the Company determines to sell Notes directly to any Agent as principal, it will enter into a separate agreement with such principal relating to such sale in accordance with the provisions of Section 2(b) hereof (each a "Terms Agreement"), which Terms Agreement may be either oral or in writing in substantially the form of Exhibit A hereto.





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                  The  terms  and   conditions   stated  in  the  Standard  Form
Distribution Agreement, insofar as they relate to the Notes, are hereby amended in the following respects:

                  1.       The first two sentences of subsection (a) of
Section 1 of the Standard Form Distribution Agreement are hereby amended to read as follows:

                  (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and has carefully prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 33-57541) (the "Registration Statement"), relating to $3,000,000,000 principal amount of debt securities (the "Debt Securities"), to be offered from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act (the "Regulations"), of which the entire $3,000,000,000 principal amount shall
                           constitute the Notes.   The Registration
                           Statement became effective as of 2 p.m., New
                           York time, on February 24, 1995.

                  2.       The fourth sentence of subsection (a) of
Section 1 of the Standard Form Distribution Agreement is hereby amended to read as follows:

                           The prospectus dated February 24, 1995, including the Incorporated Documents, which constitutes a part of the Registration Statement, as amended at the time the Registration Statement became effective or any post-effective amendment thereto becomes effective, together with the prospectus supplement dated March 2, 1995 (the "Prospectus Supplement"), relating to the offering of the Notes, are hereinafter referred to collectively as the "Prospectus," except that if the Prospectus is thereafter amended or supplemented pursuant to Rule 424(b) of the Regulations or additional Incorporated Documents are filed, the term "Prospectus" shall mean the prospectus,





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                           including the Incorporated  Documents,  as so amended
                           or supplemented pursuant to Rule 424(b) or by the filing of additional Incorporated Documents, from and after the date such amended prospectus or supplement is first used or filed with the Commission or the date such additional Incorporated Documents are so filed, as the case may be.

                  3.       The third paragraph of subsection (a) of
Section 2 of the Standard Form Distribution Agreement is hereby amended to read as follows:

                           The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold in an agency transaction solicited by such Agent; except that the commission rate for Notes with a term of more than 30 years shall be negotiated at the time of sale. The commission shall be deducted by the Agent from the amount remitted to the Trustee in payment for such
                           Note:







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

                  Term                                     Commission Rate
                  ----                                     ----------------

                  From 9 months to 18 months                          .125%
                  More than 18 months to 2 years                      .200%
                  More than 2 years to 3 years                        .250%
                  More than 3 years to 4 years                        .350%
                  More than 4 years to 5 years                        .400%
                  More than 5 years to 7 years                        .475%
                  More than 7 years to 8 years                        .525%
                  More than 8 years to 10 years                       .550%
                  More than 10 years to less than 15 years            .575%
                  From 15 years to less than 20 years                 .650%
                  From 20 years to 30 years                           .700%
                  More than 30 years                          To be negotiated

                  4. The date referred to in clause (vii) of subsection (a) of Section 5 shall be September 30, 1994.

                  5. The references to Breed, Abbott & Morgan in subsection (b) of Section 5 and in the penultimate paragraph of Section 5 are hereby amended to refer to Whitman Breed Abbott & Morgan.

                  6. Subsection (c) of Section 5 of the Standard Form Distribution Agreement is hereby amended to read as follows:

                           You shall have received on the date hereof an opinion, addressed to you, dated the date hereof, of Dewey Ballantine, counsel for the Company, substantially identical to the draft of such opinion heretofore delivered to you. Such counsel shall also furnish to you an opinion or opinions, dated the date hereof, obtained in connection with the offering of the Notes from counsel regularly employed by the Company or any of its subsidiaries as to matters of law contained in the thirteenth, fourteenth and fifteenth paragraphs under the heading "Operations--Consumer Financial Services" on page 3 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (or the comparable material contained in any Annual Report on Form 10-K subsequently filed by the Company), with respect to the filing of all documents required to be filed as exhibits to the





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                           Registration  Statement  and  as to  the  absence  of
                           litigation or other proceedings affecting the Company or any of its subsidiaries that would be required to be disclosed in the Registration Statement and the Prospectus pursuant to the applicable requirements of the Securities Act and the Regulations that are not so disclosed, and such counsel shall state that you
                           are   justified  in  relying  upon  such  opinion  or
                           opinions so furnished.

                  7. Section 11 of the Standard Form Distribution Agreement is hereby amended to read as follows:

                           Notices.  All notices and other
                           communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication, if to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated directed to it at Merrill Lynch World Headquarters, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310, Attention: MTN Product Management (Telecopier No. 212-449-2234); if to J.P. Morgan Securities Inc., directed to it at 60 Wall Street, New York, New York 10260-0060, Attention: Maureen Krim (Telecopier No. 212-648-5151); if to UBS Securities Inc., directed to it at 299 Park Avenue, New York, New York 10171-0026,
                           Attention:  Richard M. Messina (Telecopier
                           No. 212-821-4083); and if to the Company directed to it at One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801, Attention: James H. Gilliam, Jr., Executive Vice President and General Counsel (Telecopier No. 302-425-2512), or, in any case, if mailed or transmitted to such other person at such other address as may be designated in a notice mailed or transmitted as aforesaid.

                  8. The Medium-Term Notes and the Distribution Agreement referenced in Exhibit A of the Standard Form
Distribution Agreement shall be the Notes (Medium-Term
Notes, Series H) and this Distribution Agreement dated March
2, 1995, respectively.  The address of Beneficial





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Corporation in Exhibit A of the Standard Form  Distribution  Agreement  shall be amended to read as follows:

                           One Christina Centre
                           301 North Walnut Street
                           Wilmington, Delaware  19801

                  9. The first and second sentences of the first paragraph of Exhibit B of the Standard Form Distribution
Agreement are hereby amended to read as follows:

                           Medium-Term Notes, Series H (the "Notes"), are to be offered on a continuing basis by Beneficial Corporation (the "Company"). Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and UBS Securities Inc. (referred to herein collectively as the "Agents" and singularly as the "Agent") have each agreed to use their best efforts to solicit offers to purchase Notes from the Company pursuant to a Distribution Agreement dated March 2, 1995, between each of them and the Company (the "Agreement").

                  10. The sixth and seventh sentences of the first paragraph of Exhibit B of the Standard Form Distribution
Agreement are hereby amended to read as follows:

                           Debt Securities in the aggregate principal amount of $3,000,000,000 have been registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, as provided in the Agreement, of which the entire $3,000,000,000 principal amount constitute the Notes. The Chase Manhattan Bank (National Association) (the "Trustee") is the trustee under the Indenture covering the Notes (the "Indenture").

                  11.      The text next to the caption "Maturities:" in
Part I of Exhibit B of the Standard Form Distribution
Agreement is hereby amended to read as follows:






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                           Each  Note  will  mature  on a date  selected  by the
                           purchaser and agreed to by the Company, such date being not less than nine months from its Original Issue Date; provided, however, that Floating Rate Notes will mature on an Interest Payment Date.

                  12. The text of the second and third paragraphs next to the caption "Preparation of Supplement:" in Part I of Exhibit B of the Standard Form Distribution Agreement is hereby amended to read as follows:

                           If an identical Pricing Supplement has not been previously filed with the Commission, the Company will also file the Pricing Supplement with the Commission within the time period required under Rule 424(b)(2). One copy of the Pricing Supplement (along with a copy of the cover letter, if any, sent to the Commission if a filing with the Commission was required) will be delivered or mailed to the Agents at the following addresses: MTN Product Management, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, World Financial Center, North Tower, 10th Floor, New York, New York 10281- 1310; Documentation Group, J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260-0060, Attention: Maureen Krim; and UBS Securities Inc., 299 Park Avenue, New York, New York 10171-0026, Attention: Richard M. Messina; and to the Trustee, at 4 Chase Metrotech Center, 3rd Floor, Brooklyn, New York 11245, Attention: Tom Provanzano.

                           The Company shall supply the Agents via next business day mail or telecopy to arrive no later than noon on the Business Day following the trade date with an adequate supply of Prospectuses and Pricing Supplements at the following addresses: Merrill Lynch & Co. Tritech Services, 4 Corporate Place, Corporate Park 287, Piscataway, New Jersey 08854, Attention: Nachman Kimerling, Final Prospectus Unit (Telecopier No. 908-885-
                           2775); Edit Desk, J.P. Morgan Securities
                           Inc., 60 Wall Street, New York, New York
                           10260-0060, Attention: Marco Vitali
                           (Telecopier No. 212-648-5903); and UBS





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                           Securities Inc., 299 Park Avenue, New York,
                           New York 10171-0026, Attention: Richard M.
                           Messina (Telecopier No. 212-821-4083).

                  13. The text next to the caption "Notices to Trustee:" in Part I of Exhibit B of the Standard Form Distribution Agreement is hereby amended to read as follows:

                           Unless otherwise specified, all notices and other communications to the Trustee should be directed to The Chase Manhattan Bank (National Association), 4 Chase Metrotech Center, 3rd Floor, Brooklyn, New York 11245,
                           Attention: Tom Provanzano (Telephone No. 718-242-7290 and Telecopier No. 718-242-5886).

                  14. The first sentence of Part II of Exhibit B of the Standard Form Distribution Agreement is hereby amended to read as follows:

                           In connection with the qualification of Book- Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated March 2, 1995, and a Medium-Term Note Certificate Agreement, dated March 10, 1989 and amended as of March 2, 1995, between the Trustee and DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Fund Settlement System ("SDFS").

                  15. The caption "Failure of Purchaser to Delivery Make Payment:" in Part III of Exhibit B of the Standard Form Distribution Agreement is hereby amended to read "Failure of Purchaser to Accept Delivery or Make Payment:".

                  16. Exhibit C of the Standard Form Distribution Agreement is hereby amended to read as follows:

                           FOREIGN CURRENCY AMENDMENT





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




                           (Insert Title of Foreign Currency or Currency Unit to be Covered by this Amendment)


                           The undersigned hereby agree that for the purposes of the issue and sale of Notes denominated in [title of currency or currency unit] (the "Applicable Foreign Currency") pursuant to the Distribution Agreement, dated March 2, 1995 (the "Distribution Agreement"), the following additions and modifications shall be made to the Distribution Agreement. The additions and modifications adopted hereby shall be of the same effect for the sale under the Distribution Agreement of all Notes denominated in the Applicable Foreign Currency, whether offered on an agency or principal basis, but shall be of no effect with respect to Notes denominated in any currency other than the Applicable Foreign Currency.

                           Except as otherwise expressly provided herein, all terms used herein that are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement. The term[s] Agent [or Agents], as used in the Distribution Agreement, shall be deemed to refer [only] to the undersigned Agent[s] for purposes of this Amendment.

                           [Insert appropriate additions and modifications to the Distribution Agreement, for example, to opinions of counsel, conditions to obligations and settlement procedures, according to the customary practice of the Agent [or Agents] when acting as underwriters in offerings denominated in the Applicable Foreign Currency.]

                           ____________, 199_

                           BENEFICIAL CORPORATION


                           By_________________________
                           Name:______________________
                           Title:_____________________

                           [Name of Agent(s) participating in the
                           offering of Notes in the Applicable Foreign
                           Currency]






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                           By_________________________
                           Name:______________________
                           Title:_____________________







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



                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

                                                     Very truly yours,

                                                     BENEFICIAL CORPORATION


                                                    By_________________________
                                                       Name:___________________
                                                       Title:__________________


CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED


By_______________________________
  Name:__________________________
  Title:_________________________


J.P. MORGAN SECURITIES INC.


By_______________________________
  Name:__________________________
  Title:_________________________


UBS SECURITIES INC.


By_______________________________
  Name:__________________________
  Title:_________________________






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



                                                                         ANNEX I





                  Annex I was previously filed as Exhibit 1.2 to Beneficial Corporation's Registration Statement on Form S-3
(Reg. No. 33-51833).

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